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                          EXHIBIT 23.03

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                [PINCOCK ALLEN & HOLT LETTERHEAD]



                                September 28, 1998




Mr. John Bielun
Chief Financial Officer
Alta Gold Co.
601 Whitney Ranch Road
Suite 10
Henderson, Nevada 89014

Dear Sirs:

     Pincock, Allen & Holt, a mining consulting firm based in Lakewood, Colorado, hereby consents to the incorporation by reference of our report entitled "1997 Reserve Audit, Kinsley Mountain Mine, Griffon Mine, Olinghouse Project, Copper Flat Project and Lookout Mountain Project," dated March 6, 1998 into this registration statement on Form S-3 of Alta Gold Co. and all references to our firm included in or made part of Alta Gold Co.'s Annual Report or Form 10-K for the fiscal year ending December 31, 1997.

                                Sincerely,

                                PINCOCK, ALLEN & HOLT

                                /s/

                                John W. Rozelle, C.P.G.
                                Principal Geologist